UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2008

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, the Board of Directors (the “Board”) of Neuro-Hitech, Inc., a Delaware corporation (the “Company”), granted 360,000 shares of the Company’s common stock to David Barrett, the Company’s Chief Financial Officer, and approved payment of $90,000 to Mr. Barrett partly in consideration of deferred salary and earned bonus.

On June 24, 2008, the Board also approved an increase in the number of shares reserved for issuance under the Company’s 2006 Stock Incentive Plan, as amended, from 3,250,000 to 4,575,000.

In recognition of the appointments of Philip J. Young and Kevin Esval to the Board on June 6, 2008, the Board also approved, on June 24, 2008, a grant of 150,000 stock appreciation rights to each of Mr. Young and Mr. Esval, which rights are exercisable, at the Company’s option, for cash or the Company’s common stock, at an exercise price of $0.44. The stock appreciation rights shall expire on June 24, 2018, and shall vest in equal one-third increments on June 24, 2009, June 24, 2010 and June 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: June 30, 2008	By:	/s/ David Barrett
David Barrett
Chief Financial Officer